UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2007

Kitty Hawk, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25202 (Commission File Number)	75-2564006 (I.R.S. Employer Identification No.)

1515 West 20th Street P.O. Box 612787 DFW International Airport, Texas (Address of principal executive offices)		75261 (Zip Code)
Registrant’s telephone number, including area code: (972) 456-2200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release

Item 1.02 Termination of a Material Definitive Agreement
The disclosure under Item 5.02 set forth below is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of President/Chief Executive Officer
On April 20, 2007, Robert W. Zoller, Jr. tendered a notice of retirement from his position as President and Chief Executive Officer (“CEO”) of Kitty Hawk, Inc. (the “Company”) and from all officer and director positions of the Company’s subsidiaries, effective April 30, 2007. In addition, the employment agreement between Mr. Zoller and the Company dated December 13, 2004 (the “Employment Agreement”) terminated on April 20, 2007. The Company will continue to pay Mr. Zoller his normal salary and benefits through April 30, 2007. Mr. Zoller will continue to serve on the Company’s Board of Directors.
The Company and Mr. Zoller entered into an Amended and Restated Separation and Consulting Agreement and General Release (the “Agreement”) effective as of April 30, 2007. Pursuant to the Agreement, starting May 1, 2007, Mr. Zoller will provide consulting services to the Company until March 15, 2008 (the “Consulting Period”). The Company will pay Mr. Zoller $175,000 for the consulting services. In addition, the Company will pay any COBRA premiums (and reimburse Mr. Zoller from any income taxes thereon) under the Company’s health plans until the earlier of (i) the termination of the Consulting Period or (ii) the date Mr. Zoller becomes eligible to participate in alternative health insurance provided by a third party.
Pursuant to the Agreement, Mr. Zoller agreed not to disclose confidential information of the Company during or after the Consulting Period. In addition, Mr. Zoller agreed not to disparage the Company nor solicit the Company’s customers during the Consulting Period. Mr. Zoller also agreed to not solicit the Company’s employees for twelve months after the end of the Consulting Period. Finally, Mr. Zoller released the Company from any and all claims which he may have had through April 30, 2007. The Company agreed not to disparage Mr. Zoller through the end of the Consulting Period and agreed to release him from any and all claims which arise out of actions taken by Mr. Zoller while serving the Company and acting in good faith.
Mr. Zoller’s stock options will continue to vest during the Consulting Period. Upon the termination of the Consulting Period, any unvested stock options will be forfeited and vested stock options will remain exercisable for ninety (90) days. Any unvested restricted stock units will be forfeited on April 30, 2007 and the vested stock units will be converted into shares of common stock.
An Executive Committee comprised of two of current Board members, Melvin Keating and Joseph Ruffolo, will temporarily assume Mr. Zoller’s responsibilities until a replacement is appointed. The executive management team will continue in their current positions and will report to the Executive Committee.
Departure of Certain Directors
On April 20, 2007, Gerald Gitner, Raymond Greer, Myron Kaplan and Laurie Shahon resigned from the Company’s Board of Directors. To the knowledge of the Company’s executive officers, the decisions of these directors to resign was not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of New Directors
On April 23, 2007, the Company appointed Bryant R. Riley to serve as a director of the Company. Mr. Riley is a greater than 5% stockholder of the Company. The Board of Directors did not immediately appoint Mr. Riley to serve on any committees, but may do so in the future.
On April 24, 2007, the Company appointed Alan Howe to serve as a director of the Company. Mr. Howe was appointed to the Audit Committee of the Board of Directors. Mr. Howe is not a party to any transaction or relationship within the meaning of Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.
The Board of Directors currently consists of five members and there are no vacancies on the Board of Directors.
The Company has previously entered into certain related party transactions with Mr. Riley and his affiliates. On November 9, 2005, the Company sold 14,800 shares of Series B Convertible Preferred Stock, par value $0.01 per share and stated value of $1,000 per share, in a private placement. In connection with the issuance of the Series B Convertible Preferred Stock, the Company granted the purchasers warrants to purchase an aggregate of 3,609,756 shares of common stock. The warrants have a term of five years, an exercise price equal to $0.82 per share and are currently exercisable. Mr. Riley and his affiliates purchased 2,000 shares of Series B Convertible Preferred Stock and received warrants to acquire 487,805 shares of common stock in connection therewith. Of the $14.8 million invested in the Company in this transaction, Mr. Riley and his affiliates invested $2.0 million. In addition, the Company paid B. Riley & Co., Inc., an affiliate of Mr. Riley, $757,500 for investment banking services rendered in this transaction.
In March 2007, the Board of Directors declared a dividend for the three months ending March 31, 2007 on the shares of Series B Convertible Preferred Stock in the amount of $27.61 for each share of Series B Convertible Preferred Stock issued and outstanding on March 27, 2007. The Company gave the holders of the Series B Convertible Preferred Stock the option of receiving shares of the Company’s common stock in lieu of cash to settle the dividend. Certain of the 5% or greater stockholders and their affiliates, including Mr. Riley and his affiliates, accepted common stock in lieu of cash, and the Company issued a total of 375,167 shares of common stock at a price of $0.85 per share to those holders, equal to approximately $318,892 in cash. Mr. Riley and his affiliates received 64,964 shares of the Company’s common stock in connection therewith, equal to approximately $55,219.
On March 29, 2007, the Company entered into a Security Agreement and Secured Revolving Note with Laurus Master Fund, Ltd. (the “Revolving Facility”), which replaced the Company’s prior credit facility with PNC Bank, National Association. B. Riley & Co., Inc. acted as the placement agent in connection with the Revolving Facility. The Company paid B. Riley & Co., Inc. a placement fee of $262,500 upon closing of the Revolving Facility. B. Riley & Co., Inc. is an affiliate of Mr. Riley.
Press Release
A copy of the Company’s press release announcing the retirement of Mr. Zoller, the resignation of certain of the Company’s directors and the appointment of Mr. Riley to the Company’s Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.
Melvin L. Keating, a director of the Company since March 10, 2006, was appointed the chairman of the Company’s Board of Directors, effective April 20, 2007. Joseph Ruffolo was appointed to the Audit Committee of the Company’s Board of Directors on April 24, 2007.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of April 24, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KITTY HAWK, INC.

By:	/s/ STEVEN E. MARKHOFF

Name: Title:	Steven E. Markhoff Corporate Secretary
Date: April 25, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated as of April 24, 2007.